UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2021

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51446	02-0636095
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 South 17th Street

Mattoon, Illinois 61938-3987

(Address of Principal Executive Offices) (Zip Code)

(217) 235-3311

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock – $0.01 par value	CNSL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Pursuant to that certain Credit Agreement dated as of October 2, 2020, as amended by that certain Amendment No. 1 to the Credit Agreement, dated as of January 15, 2021 (the “Credit Agreement”), among Consolidated Communications Holdings, Inc., a Delaware corporation (the “Company”), its wholly owned subsidiary, Consolidated Communications, Inc., an Illinois corporation (“CCI”), certain of their wholly owned subsidiaries, the lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent, certain subsidiaries of the Company and CCI are required to guarantee certain obligations pursuant to the Credit Agreement and to pledge as collateral, and grant liens on and security interests in, all assets and property, whether now owned or existing or hereafter acquired or arising, of such subsidiaries after receiving certain necessary regulatory approvals.  For a description of the Credit Agreement and Amendment No. 1 thereto, see the Current Reports on Form 8-K filed by the Company with the SEC on October 2, 2020 and January 15, 2021, which are incorporated herein by reference.

Consolidated Communications of Florida Company, a Florida corporation (“CC of Florida”), and Consolidated Communications of Colorado Company, a Delaware corporation (“CC of Colorado” and together with CC of Florida, the “New Guarantors”), both subsidiaries of the Company and CCI, received regulatory approval on December 4, 2020 and December 10, 2020, respectively, and were thereafter required to become guarantors pursuant to the Credit Agreement.

On February 1, 2021, each of the New Guarantors became parties to the following agreements: (i) the Guaranty Agreement (as defined in the Credit Agreement), by executing a Joinder Agreement thereto dated as of February 1, 2021; (ii) the Security Agreement (as defined in the Credit Agreement), by executing a Supplement thereto dated as of February 1, 2021; and (iii) the Pledge Agreement (as defined in the Credit Agreement), by executing a Supplement thereto dated as of February 1, 2021.  The Joinder Agreement and Supplements described above are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

In addition, as a result of the New Guarantors becoming guarantors pursuant to the Credit Agreement, each of the New Guarantors is also required to guarantee $750,000,000 aggregate principal amount of 6.500% unsubordinated secured notes due 2028 of CCI issued pursuant to that certain Indenture, dated as of October 2, 2020 (the “Indenture”), among the Company, CCI, certain of their subsidiaries and Wells Fargo Bank, National Association, as Trustee and Notes Collateral Agent (the “Trustee”), by entering into a First Supplemental Indenture with the Trustee, dated as of February 1, 2021.  For a description of the Indenture, see the Current Report on Form 8-K filed by the Company with the SEC on October 2, 2020, which is incorporated herein by reference.  The First Supplemental Indenture is filed as Exhibit 4.4 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

No.	Description
4.1

Joinder Agreement to Guaranty Agreement, dated as of February 1, 2021, by and among Consolidated Communications, Inc., the subsidiaries of Consolidated Communications Holdings, Inc. party thereto and Wells Fargo Bank, National Association, as Administrative Agent

4.2

Supplement No. 1 to Security Agreement, dated as of February 1, 2021, among the subsidiaries of Consolidated Communications Holdings, Inc. party thereto and Wells Fargo Bank, National Association, as Collateral Agent

4.3

Supplement No. 1 to Pledge Agreement, dated as of February 1, 2021, among Consolidated Communications, Inc., the subsidiaries of Consolidated Communications Holdings, Inc. party thereto and Wells Fargo Bank, National Association, as Collateral Agent

4.4

First Supplemental Indenture, dated as of February 1, 2021, among Consolidated Communications, Inc., the subsidiaries of Consolidated Communications Holdings, Inc. party thereto and Wells Fargo Bank, National Association, as Trustee and Notes Collateral Agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and other attachments are omitted. The Company agrees to furnish supplementally a copy of any schedule or other attachment to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

Date: February 5, 2021	By:	/s/ Steven L. Childers
Steven L. Childers
Chief Financial Officer